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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Nortech Systems Incorporated:

        We consent to incorporation by reference in the Registration Statement (Nos. 33-80906 and 33-66246) of Nortech Systems Incorporated on Form S-8 of our reports dated February 13, 2004, except as to note 4 which is as of March 9, 2004, with respect to the consolidated balance sheets of Nortech Systems Incorporated and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2003, and the related financial statement schedule for each of the years in the two-year period ended December 31, 2003, which reports appear in the Annual Report on Form 10-K of Nortech Systems Incorporated for the year ended December 31, 2003.

/s/ KPMG LLP

Minneapolis, Minnesota
March 30, 2004

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT